                                                                    EXHIBIT 99.3


             TWELFTH AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT
                              FACILITIES AGREEMENT

         THIS TWELFTH AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT FACILITIES AGREEMENT (this "Amendment") is entered into as of May , 2002, by and among DT INDUSTRIES, INC., a Delaware corporation ("Domestic Borrower"), DT INDUSTRIES
(UK) II LIMITED, ASSEMBLY TECHNOLOGIE & AUTOMATION GMBH, KALISH INC., formerly Kalish Canada Inc., and DT CANADA INC. (together with Domestic Borrower, separately and collectively, "Borrower"), BANK OF AMERICA, N.A., formerly NationsBank, N.A., as administrative agent ("Administrative Agent"), and the other lenders listed on the signature pages hereof (the "Lenders").

                                    RECITALS

                  (a) Borrower, Administrative Agent and the Lenders are parties to that certain Fourth Amended and Restated Credit Facilities Agreement dated as of July 21,1997 (as amended through the date hereof, the "Credit Agreement"; terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

                  (b) Borrower has requested that the Lenders waive certain Events of Default, and the Lenders have agreed to waive such Events of Default, subject to the terms and conditions contained herein.

                  (c) Borrower, Administrative Agent, and the Lenders desire to amend the Credit Agreement to provide for, among other things, (i) modification to certain pricing terms, (ii) revisions to existing financial covenants, (iii) an extension of the final maturity date for the loans made thereunder, and (iv) other modifications described below, all subject to the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

         1. WAIVER. The Lenders hereby waive any Event of Default under Section
16.1. of the Credit Agreement which may occur or may have occurred as a result, directly or indirectly, of (a) the failure of Borrower to comply with Sections 15.2., 15.3., 15.4., 15.5., and 15.6. or any of them for the fiscal quarters ending on or about December 23, 2001, March 24, 2002, and June 30, 2002, and the fiscal months ending on or about January 31, 2002 through and including June 30, 2002, (b) the failure of the Borrower to comply with financial covenants under the Bond Documents for the fiscal quarters ending on or about December 23, 2001, March 24, 2002, and June 30, 2002, and the fiscal months ending on or about January 31, 2002 through and including June 30, 2002, (c) the failure of Borrower to comply with the other terms and conditions of the Bond Documents prior to the date hereof, and (d) any Event of Default arising from the Borrower's requests for Revolving Loan Advances while any of the above Events of Default existed (the "Existing Events of Default"). The waivers provided in this
Section 1 shall not be and shall not be deemed to be a waiver of any Defaults or Events of Default under the Credit

Agreement other than the Existing Events of Default. The waivers set forth in this Section 1 shall be rescinded without further action or notice in the event the Borrower fails to satisfy the conditions precedent to the effectiveness of all other provisions of this Amendment on or prior to July 2, 2002.

         2. WAIVER TERMINATION. Notwithstanding anything in Section 1 above to the contrary, if at any time Fleet National Bank, formerly BankBoston, N.A. ("Fleet") shall take any collection action under the Bond Documents, the waiver provided in Section 1 above shall immediately be null and void and of no further force or effect, and the Administrative Agent and the Lenders may pursue any and all rights and remedies afforded to them under the Loan Documents after the occurrence and during the continuance of an Event of Default (including without limitation an Event of Default deemed at any time to be an "Existing Event of Default" pursuant to Section 1 above) as if the waiver provided in Section 1 above had not occurred.

         3. AMENDMENTS TO THE CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

                  (a) New Sections 3.2.7 and 3.2.8. are added to the Credit Agreement immediately following Section 3.2.6. thereof, as follows:

                  3.2.7. MANDATORY COMMITMENT REDUCTION. On the Twelfth Amendment Effective Date, the Aggregate Revolving Loan Commitment shall be reduced to $70,000,000, and Borrower shall make any necessary prepayments of principal, together with accrued and unpaid interest thereon, to cause the outstanding principal under the Aggregate Revolving Loan Commitment not to exceed $70,000,000. Notwithstanding anything to the contrary contained in Section 3.1, on the Twelfth Amendment Effective Date, the Aggregate Offshore Currency Revolving Loan Commitment shall be reduced to $60,000,000, and Borrower shall make any necessary prepayments of principal, together with accrued and unpaid interest thereon, to cause the outstanding principal under the Aggregate Offshore Currency Revolving Loan Commitment not to exceed $60,000,000.

                  3.2.8. LIMITATION ON PRIORITY ADVANCES. Notwithstanding anything herein to the contrary, no Priority Advance shall be made if, after giving effect thereto, the sum of (a) the aggregate outstanding principal amount of all Priority Advances plus (b) the aggregate Dollar Equivalent Amount of the Letter of Credit Exposure with respect to all Priority Letters of Credit, would exceed the Priority Advance Asset Coverage Base.

                  (b) Section 3.7 is amended by adding the following sentence at the end of such Section, as follows:

                  Notwithstanding anything herein to the contrary, no Priority Letter of Credit shall be made if, after giving effect thereto, the sum of (a) the aggregate outstanding principal amount of all Priority Advances plus (b) the aggregate Dollar Equivalent Amount of the Letter of Credit Exposure with respect to all Priority Letters of Credit, would exceed the Priority Advance Asset Coverage Base.

                  (c) The introductory language in Section 4.3. is entirely amended, as follows:

                  The "Adjusted Eurodollar Rate" for any Eurodollar Loan is the lesser of (a) the Eurodollar Rate plus the applicable Eurodollar Increment, and (b) the Maximum Rate, and the "Adjusted Base Rate" for any Base Rate Loan shall be the lesser of (a) the Prime Rate plus the applicable Base Rate Increment, and (b) the Maximum Rate. Beginning on the Twelfth Amendment Effective Date, and continuing at all times thereafter, the Eurodollar Increment shall be 4.00%, and the Base Rate Increment with respect to all Advances other than Priority Advances shall be 3.50%, and the Base Rate Increment with respect to Priority Advances shall be 4.00%. Except as set forth in Section 7.13 below, the Borrower may elect Advances to be either Eurodollar Advances or Base Rate Advances.

                  (d) A new Section 5.5 is added to the Credit Agreement immediately following Section 5.4 thereof, as follows:

                  5.5. AGENCY FEE. Borrower agrees to pay to the Administrative Agent for its own account an agency fee in the amount of $150,000 per year payable annually in advance beginning on the Twelfth Amendment Effective Date, which fee shall be nonrefundable when paid. Such fee shall be in replacement of any fees heretofore payable to the Administrative Agent under fee letters between the Borrower and the Administrative Agent relating to the Credit Agreement, which fee letters shall be superceded, replaced and restated in their entirety by the terms of this Credit Agreement.

                  (e) Section 6.1.2. is entirely amended, as follows:

                  6.1.2. PRINCIPAL. Borrower shall repay the entire amount of the Aggregate Revolving Loan then outstanding on July 2, 2004. Canadian Borrowers shall repay the entire amount of the Canadian Term Loan on July 2, 2004.

                  (f) Section 6.2.1. is entirely amended by adding the following sentence at the end of such Section, as follows:

                  Notwithstanding anything herein to the contrary, any prepayment of the Aggregate Revolving Loan pursuant to this
                  Section 6.2.1 shall first be applied to pay the Priority Advances prior to application to any other Aggregate Revolving Loans and shall not constitute a permanent reduction in the Aggregate Revolving Loan Commitment other than in accordance with the Scheduled Reductions.

                  (g) Section 6.2.3. is entirely amended, as follows:

                  6.2.3. MANDATORY PREPAYMENT FROM ASSET SALES. Promptly upon receipt by Borrower or any Subsidiary of Borrower of the proceeds from any sale, transfer, exchange, lease, or other dispositions of any of the assets of Borrower or any Subsidiary of Borrower (except for sales in the ordinary course of business and sales of worn out or obsolete assets as to which replacement shall be commenced with assets of equal or greater value or quality within 90 days and shall be diligently thereafter pursued), Borrower shall repay the Loans from the Net Proceeds of such transaction, which prepayment shall be in the principal amount equal to 100% of such Net Proceeds. Any such prepayment shall be applied first, to repayment of up to $2,000,000 in the aggregate for all such prepayments of Scheduled Reductions in order of their maturity during the term of this Agreement, second to the Aggregate Revolving Loan to the extent of any outstanding Priority Advances, and third, if there are no outstanding Priority Advances, to the Aggregate Canadian Term Loan and the Aggregate Revolving Loan, pro rata based upon the respective principal amounts of the Aggregate Canadian Term Loan and the Aggregate Revolving Loan Commitment at the time of such prepayment, and shall be applied pro rata with respect to all future Scheduled Reductions due under such Loans. Notwithstanding anything herein to the contrary, the Aggregate Revolving Loan Commitment shall be permanently reduced by the amount of any such prepayment applied to the Aggregate Revolving Loan. For purposes hereof, "Net Proceeds" means the aggregate amount of cash and cash equivalents received by Borrower or any Subsidiary of Borrower in connection with any transaction described in this Section 6.2.3. minus necessary and reasonable fees, costs and expenses and related taxes paid or payable as a result of such transaction, provided that mandatory prepayments shall not be required in connection with Net Proceeds received from (i) the sale of the Sencorp Systems, Inc. facility in Hyannis, Massachusetts, to the extent same shall be used to satisfy the $7,000,000 Multi-Mode Industrial Revenue Bonds (Sencorp Systems, Inc. Project-1998 Series A) issued by the Massachusetts Industrial Finance Agency to the extent necessary to repay such bonds, interest thereon, and all reasonable and necessary costs and expenses of such repayment, and (ii) the disposition of assets in connection with Borrower's restructuring of operations so long as such restructuring costs constitute Restructuring Charges permitted under this Agreement, are in an aggregate amount not to exceed $500,000 during the term of this Agreement, and are incurred in connection with the disposition of assets related to the facility and/or operations with respect to which such Restructuring Charges relate. Nothing in this Section 6.2.3. permits any violation of Section 14.6. of this Agreement.

                  (h) Section 6.2.4. is entirely amended, as follows:

                  6.2.4. PREPAYMENTS FROM WORKING CAPITAL. Commencing September 30, 2001 through the Twelfth Amendment Effective Date, promptly upon delivery to the Administrative Agent of the monthly financial information required hereunder which indicates cash receipts received during the applicable month and attributable to Assembly Technologies & Test, Inc.'s contract with Detroit Diesel (the "Contract"), Borrower shall prepay the Loans in an amount equal to 30% of such cash receipts; provided that the aggregate amount of prepayments hereunder shall not exceed 30% of the Contract Working Capital Contribution (as defined below). For purposes hereof, the "Contract Working Capital Contribution" shall mean the result obtained by multiplying (a) the total amount of revenue to be received under the Contract by (b) one minus the gross margin realized under the Contract (expressed as a percentage). Any such prepayment shall be applied first, to the Aggregate Revolving Loan to the extent of any outstanding Priority Advances, and second, if there are no outstanding Priority Advances, to the Aggregate Canadian Term Loan and the Aggregate Revolving Loan, pro rata based upon the respective principal amounts of the Aggregate Canadian Term Loan and the Aggregate Revolving Loan Commitment at the time of such prepayment. Notwithstanding anything herein to the contrary, the Aggregate Revolving Loan Commitment shall be permanently reduced by the amount of any such prepayment applied to the Aggregate Revolving Loan.

                  (i) Section 6.2.5. is entirely amended, as follows:

                  6.2.5. OTHER PREPAYMENTS. In addition to any other payments or prepayments made hereunder, Borrower shall prepay the Loans on or before each date set forth below in such amounts as set forth next to each such date below:

                  -----------------------------------------------------------------------------------------------
                        Prepayment Date                 Amount of Prepayment as of Each Prepayment Date
                  -----------------------------------------------------------------------------------------------
                       September 30, 2002                                  $1,500,000

                       December 31, 2002                                   $1,500,000

                         March 31, 2003                                    $1,500,000

                         June 30, 2003                                     $1,500,000

                       September 30, 2003                                  $1,500,000

                       December 31, 2003                                   $1,500,000

                         March 31, 2004                                    $1,500,000

                         June 30, 2004                                     $1,500,000

                          July 2, 2004                           Outstanding principal balance
                  -----------------------------------------------------------------------------------------------


                  Any such prepayment shall be applied to the Aggregate Canadian Term Loan and the Aggregate Revolving Loan, pro rata based upon the respective principal amounts of the Aggregate Canadian Term Loan and the Aggregate Revolving Loan Commitment at the time of such prepayment. Notwithstanding anything herein to the contrary, the Aggregate Revolving Loan Commitment shall be permanently reduced by the amount of any such prepayment applied to the Aggregate Revolving Loan. Each of the prepayments described in this Section 6.2.5. are herein individually referred to as a "Scheduled Reduction" and collectively referred to as the "Scheduled Reductions."

                  (j) New Sections 6.2.7., 6.2.8. and 6.2.9. are added to the Credit Agreement immediately following Section 6.2.6. thereof, as follows:

                  6.2.7. PREPAYMENT FROM EQUITY ISSUANCES. Promptly upon receipt by Borrower or any Subsidiary of Borrower, at any time after the Twelfth Amendment Effective Date, of the proceeds from any issuance of any shares, interests, partnership interests, participations, rights in or other equivalents

                  (however designated) of such Person's equity interest (however designated), Borrower shall prepay the Loans from the Net Proceeds of such transaction, which prepayment shall be in principal amount equal to 100% of such Net Proceeds. Any such prepayment shall be applied first, to the Aggregate Revolving Loan to the extent of any outstanding Priority Advances, and second, if there are no outstanding Priority Advances, to the Aggregate Canadian Term Loan and the Aggregate Revolving Loan, pro rata based upon the respective principal amounts of the Aggregate Canadian Term Loan and the Aggregate Revolving Loan Commitment at the time of such prepayment and shall be applied pro rata with respect to all future Scheduled Reductions due under such Loans. Notwithstanding anything herein to the contrary, the Aggregate Revolving Loan Commitment shall be permanently reduced by the amount of any such prepayment applied to the Aggregate Revolving Loan. For purposes hereof, "Net Proceeds" means the aggregate amount of cash and cash equivalents received by Borrower or any Subsidiary of Borrower in connection with any transaction described in this Section
                  6.2.7. minus necessary and reasonable fees, costs and expenses and related taxes paid or payable as a result of such transaction, provided that mandatory prepayments shall not be required in connection with Net Proceeds received from (i) the sale of 7,000,000 shares of common stock of the Domestic Borrower to certain existing stockholders in a private placement upon the effective date of the Twelfth Amendment,
                  (ii) the issuance of shares of common stock of the Domestic Borrower in connection with the conversion of the 7.16% Convertible Junior Subordinated Deferrable Interest Debentures at any time, and (iii) the issuance of any shares of common stock of the Domestic Borrower in connection with option exercises or other transactions made pursuant to any employee benefit plan or employee compensation arrangement.

                  6.2.8. PREPAYMENT FROM EXCESS CASH FLOW. On September 30, 2003, Borrower shall prepay the Loans in a principal amount equal to 50% of Excess Cash Flow for the fiscal year of Borrower ended on or about June 30, 2003. Any such prepayment shall be applied first, to the Aggregate Revolving Loan to the extent of any outstanding Priority Advances, and second, if there are no outstanding Priority Advances, to the Aggregate Canadian Term Loan and the Aggregate Revolving Loan, pro rata based upon the respective principal amounts of the Aggregate Canadian Term Loan and the Aggregate Revolving Loan Commitment at the time of such prepayment and shall be applied pro rata with respect to all future Scheduled Reductions due under such Loans. Notwithstanding anything herein to the contrary, the Aggregate Revolving Loan Commitment shall be permanently reduced by the amount of any such prepayment applied to the Aggregate Revolving Loan.

                  6.2.9. PREPAYMENT OF PRIORITY ADVANCES. If, at any time, the sum of (a) the aggregate outstanding principal amount of all Priority Advances plus (b) the aggregate Dollar Equivalent Amount of the Letter of Credit Exposure with respect to all Priority Letters of Credit, exceeds the Priority Advance Asset Coverage Base, then Borrower shall within 5 Business Days make a prepayment of principal on the Priority Advances in an amount equal to such excess, together with accrued interest, and if no Priority Advances are outstanding at such time, Borrower shall within 5 Business Days provide cash collateral in the amount of such excess as security for the Letter of Credit Exposure in respect of Priority Letters of Credit.

                  (k) Section 7.13. is entirely amended, as follows:

                  7.13. SUSPENSION OF EURODOLLAR OPTION; PRICING OF PRIORITY ADVANCES. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, beginning on the Twelfth Amendment Effective Date, each Priority Advance (other than Advances made as part of Offshore Currency Loans) shall be a Base Rate Advance.

                  (l) A new Section 13.13.4. is added to the Credit Agreement immediately following Section 13.13.3. thereof, as follows:

                  13.13.4. PRIORITY ADVANCE ASSET COVERAGE REPORT. Within 10 days after the end of each fiscal month of Borrower, a Priority Advance Asset Coverage Report as of the end of such fiscal month. The Borrower may, at its option, submit an updated Priority Advance Asset Coverage Report at any time following delivery of the required Priority Advance Asset Coverage Report, and the Priority Advance Asset Coverage Base shall be changed to the Priority Advance Asset Coverage Base set forth in the updated Priority Advance Asset Coverage Report.

                  (m) Section 13.16. is entirely amended, as follows:

                  13.16. AUDITS BY ADMINISTRATIVE AGENT. Administrative Agent or Persons authorized by and acting on behalf of Administrative Agent or any Lender may at any time during normal business hours audit the books and records and inspect any of the property of each Covered Person from time to time upon reasonable notice to such Covered Person, and in the course thereof may make copies or abstracts of such books and records and discuss the affairs, finances and books and records of such Covered Person with its accountants, officers and employees. Without limiting the generality of the foregoing, Borrower hereby agrees that, upon request of Administrative Agent but no more than twice in any calendar year so long as no Event of Default then exists, Borrower shall engage, at Borrower's sole expense, an independent third party satisfactory to Administrative Agent for the purpose of auditing the Covered Persons' accounts receivable and inventory, which audit shall be provided to the Lenders promptly upon its completion. Each Covered Person shall cooperate with Administrative Agent and any such other Persons referenced herein in the conduct of such audits and shall deliver to Administrative Agent or its agent or advisor any instrument necessary for such Persons to obtain records from any service bureau maintaining records for such Covered Person.

                  (n) Section 14.11. is entirely amended, as follows:

                  14.11. CAPITAL EXPENDITURES. Make Capital Expenditures (for all Covered Persons) in excess of the applicable amount in the following table for the period indicated in the following table:

                  ----------------------------------------------- ---------------------------
                  During the period                               The applicable amount is
                  ----------------------------------------------- ---------------------------
                  From June 25, 2001 through June 30, 2002        $2,700,000
                  ----------------------------------------------- ---------------------------
                  From July 1, 2002 through June 29, 2003         $5,750,000
                  ----------------------------------------------- ---------------------------
                  From June 30, 2003 through June 27, 2004        $7,000,000
                  ----------------------------------------------- ---------------------------


                  (o) Section 15.1. is amended by amending and restating the definitions of "EBITDA" and "Interest Expense" found therein in their entirety, as follows:

                  "EBITDA" means, for any period of calculation and without duplication, an amount equal to the sum of (i) Net Income,
                  (ii) federal, state and local income tax expense (exclusive of any such tax benefit related to the Domestic Borrower's special, one-time charges taken during the fourth quarter of fiscal year 2001), (iii) Interest Expense in such period, (iv) depreciation and amortization expense and other non-cash charges that reduced net income during such period, (v) losses on the sale or other disposition of assets other than in the ordinary course of business if included in the calculation of net income, (vi) extraordinary losses if included in the calculation of net income, (vii) during all calculation periods which include the third fiscal quarter of the Borrower's fiscal year 2002, a one-time non-cash credit in an amount not to exceed $1,900,000 as a result of a third fiscal quarter 2002 change in percentage of completion accounting, and (viii) Restructuring Charges, minus (a) gains on the sale or other disposition of assets other than in the ordinary course of business if included in Net Income, and (b) extraordinary gains if included in Net Income, all as accrued in such period.

                  "Interest Expense" means, for any period of calculation, all interest whether paid in cash or accrued as a liability, but without duplication, on Indebtedness of Domestic Borrower and its consolidated Subsidiaries, including, without limitation, amortization of deferred financing costs.

                  (p) Sections 15.2., 15.3., 15.4., 15.5. and 15.6. are entirely amended, as follows:

                  15.2. MINIMUM NET WORTH. Domestic Borrower's Net Worth as of the end of each fiscal quarter of Domestic Borrower shall at no time be less than $119,000,000 plus 50% of Domestic Borrower's cumulative Net Income (but not any net loss) for the period commencing July 2, 2002, and extending through and including the end of the applicable fiscal quarter.

                  15.3. MAXIMUM FUNDED DEBT TO EBITDA RATIO. The ratio of Domestic Borrower's Funded Debt as of the end of any fiscal quarter of Domestic Borrower to Domestic Borrower's EBITDA for the four consecutive fiscal quarters then ended shall not exceed the applicable ratio in the following table:

                  --------------------------------------------- --------------------------
                  For the Quarter Ended on or About:            The applicable ratio is
                  --------------------------------------------- --------------------------
                  June 30, 2002                                 3.74 to 1.0
                  --------------------------------------------- --------------------------
                  September 30, 2002                            3.71 to 1.0
                  --------------------------------------------- --------------------------
                  December 31, 2002                             3.86 to 1.0
                  --------------------------------------------- --------------------------
                  March 31, 2003                                2.75 to 1.0
                  --------------------------------------------- --------------------------
                  June 30, 2003                                 2.50 to 1.0
                  --------------------------------------------- --------------------------
                  September 30, 2003                            2.50 to 1.0
                  --------------------------------------------- --------------------------
                  December 31, 2003 and any time thereafter     2.00 to 1.0
                  --------------------------------------------- --------------------------

                  15.4 MINIMUM FIXED CHARGE COVERAGE. The ratio of Domestic Borrower's Adjusted EBITDA to Domestic Borrower's Fixed Charges (excluding non-cash Interest Expense during such period), calculated at the end of each fiscal quarter of Domestic Borrower for the four consecutive fiscal quarters then ended, shall not be less than the applicable ratio in the following table:

                  --------------------------------------------- --------------------------
                  For the Quarter Ended on or About:            The applicable ratio is
                  --------------------------------------------- --------------------------
                  June 30, 2002                                 2.64 to 1.0
                  --------------------------------------------- --------------------------
                  September 30, 2002                            2.59 to 1.0
                  --------------------------------------------- --------------------------
                  December 31, 2002                             2.55 to 1.0
                  --------------------------------------------- --------------------------
                  March 31, 2003 and any time thereafter        2.26 to 1.0
                  --------------------------------------------- --------------------------

                  15.5. MINIMUM EBITDA TO INTEREST EXPENSE RATIO. The ratio of Domestic Borrower's EBITDA to Domestic Borrower's Interest Expense (excluding non-cash Interest Expense during such period), calculated at the end of each fiscal quarter of Domestic Borrower for the four consecutive fiscal quarters then ended, shall not be less than the applicable ratio in the following table:


                  --------------------------------------------- --------------------------
                  For the Quarter Ended on or About:            The applicable ratio is
                  --------------------------------------------- --------------------------
                  June 30, 2002                                 1.75 to 1.0
                  --------------------------------------------- --------------------------
                  September 30, 2002                            1.62 to 1.0
                  --------------------------------------------- --------------------------
                  December 31, 2002                             2.37 to 1.0
                  --------------------------------------------- --------------------------
                  March 31, 2003 and any time thereafter        3.50 to 1.0
                  --------------------------------------------- --------------------------

                  15.6. MINIMUM EBITDA. Domestic Borrower's EBITDA, calculated at the end of each fiscal month (or quarter, as applicable) for the twelve consecutive fiscal months (or 4 consecutive fiscal quarters, as applicable) then ended, shall not be less than the applicable amount in the following table as of the applicable date of calculation set forth in the following table:

                  --------------------------------------------- --------------------------
                  Fiscal Month (except as noted)                The applicable amount is
                  --------------------------------------------- --------------------------
                  September 2002 (quarterly test)               $        11,200,000
                  --------------------------------------------- --------------------------
                  October 2002                                  $        12,600,000
                  --------------------------------------------- --------------------------
                  November 2002                                 $        11,700,000
                  --------------------------------------------- --------------------------
                  December 2002                                 $        13,100,000
                  --------------------------------------------- --------------------------
                  January 2003                                  $        15,900,000
                  --------------------------------------------- --------------------------
                  February 2003                                 $        18,100,000
                  --------------------------------------------- --------------------------
                  March 2003                                    $        20,500,000
                  --------------------------------------------- --------------------------
                  April 2003                                    $        21,700,000
                  --------------------------------------------- --------------------------
                  May 2003                                      $        23,000,000
                  --------------------------------------------- --------------------------
                  June 2003                                     $        24,500,000
                  --------------------------------------------- --------------------------
                  September 2003 (quarterly test)               $        27,000,000
                  --------------------------------------------- --------------------------
                  December 2003 (quarterly test)                $        28,100,000
                  --------------------------------------------- --------------------------
                  March 2004 (quarterly test)                   $        28,700,000
                  --------------------------------------------- --------------------------

                  (q) Section 16.1.17. is entirely amended, as follows:

                  16.1.17. DEFAULT UNDER CERTAIN OTHER AGREEMENTS. In respect of any Indebtedness incurred in connection with (a) that certain Reimbursement Agreement between Domestic Borrower and BankBoston, N.A. ("BankBoston") dated as of July 1, 1998 (as amended, extended, renewed or restated from time to time) and those certain $7,000,000 Multi-Mode Industrial Revenue Bonds (Sencorp Systems, Inc. Project-1998 Series A) issued by the Massachusetts Industrial Finance Agency (collectively, the "Bond Documents"), and (b) those certain 7.16% Convertible Junior Subordinated Deferrable Interest Debentures, any default or other event or condition occurs or exists at any time beyond the applicable grace or cure period (and, solely with respect to the Bond Documents, only after BankBoston has obtained a Security Interest in the Collateral which is pari passu with the Lenders), the effect of which is to cause or to permit any holder of that Indebtedness to cause (whether or not it elects to cause) any of that Indebtedness to become due before its stated maturity or regularly scheduled payment dates, or BankBoston shall take any collection action under the Bond Documents as a result of defaults thereunder.

                  (r) Section 16.1.18. is entirely amended, as follows:

                  16.1.18. CONTROL/MANAGEMENT. (i) Individuals who on October 10, 2000, were members of the board of directors of Domestic Borrower (together with any new directors whose election to such board of directors or whose nomination for election by the stockholders of Domestic Borrower was approved by a vote of a majority of the directors then still in office who were either directors on October 10, 2000, or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office, (ii) a "person" or "group" (within the meaning of Section 13(d) of the Exchange Act), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 20% of the total issued and outstanding common stock of Domestic Borrower, other than any Person or group that is a stockholder of Domestic Borrower as of the Twelfth Amendment Effective Date, (iii) Domestic Borrower shall fail to engage, on or before October 31, 2000, and at all times thereafter maintain additional management resources satisfactory to Required Lenders, which management resources shall be subject solely to Domestic Borrower's direction and authority, or (iv) any two of Stephen J. Perkins, John M. Casper and John F. Schott shall no longer be employed and fulfilling the requirements of their positions as in effect on April 15, 2002, with Borrower unless as a result of their termination due to death or disability or termination by the Board of Directors of Domestic Borrower in the exercise of its fiduciary responsibilities, provided that no Event of Default shall arise as a result of the occurrence of the event described in this clause (iv) of this Section 16.1.18. unless Required Lenders so elect to declare an Event of Default as a result thereof by sending to the Domestic Borrower written notice of such election.

                  (s) Exhibit 2.1 to the Credit Agreement is hereby amended by adding or entirely amending the following definitions, as follows:

                  ELIGIBLE ACCOUNTS - accounts receivable of the Covered Persons in which the Administrative Agent has a perfected first priority Security Interest as security for the Loan Obligations, excluding (a) receivables owing by account debtors not domiciled in the United States of America; provided that such receivables shall not be excluded if the aggregate of all such Eligible Accounts shall not comprise in excess of 35% of the component of the Priority Asset Coverage Base comprised of Eligible Accounts and (i) the receivables are secured by a bank guarantee or an irrevocable letter of credit provided by a reputable banking institution upon commercially standard terms, or (ii) the account debtor maintains a credit rating of not less than BBB+ as determined by Standard & Poor's Ratings

                  Services or Baa2 by Moody's Investors Service, Inc., (b) progress billings, (c) receivables outstanding more than 90 days past invoice date, (d) any portion of receivables which may be subject to offset, discount or dispute, (e) receivables owing by Affiliates, officers, directors, and employees of the Covered Persons, (f) receivables owing by the United States of America or any state or any department, agency or instrumentality thereof, and (g) receivables subject to any Security Interest other than the Security Interest in favor of the Administrative Agent and Permitted Security Interests (other than those described in Section 14.4.9 thereof).

                  ELIGIBLE INVENTORY - inventory of the Covered Persons in which the Administrative Agent has a perfected first priority Security Interest as security for the Loan Obligations, excluding (a) inventory not located in the United States of America or in transit, (b) work-in-process, (c) any excess and obsolete inventory reserve, (d) any LIFO reserve, and (e) inventory subject to any Security Interest other than the Security Interest in favor of the Administrative Agent and Permitted Security Interests (other than those described in Sections 14.4.6 and 14.4.9 thereof).

                  EXCESS CASH FLOW - for any period, for Domestic Borrower and all of its Subsidiaries, on a consolidated basis, an amount equal to (i) EBITDA for such period minus Capital Expenditures for such period to the extent permitted by this Agreement, minus (ii) $27,600,000.

                  LOAN DOCUMENTS - this Agreement, the Notes, the Guaranties, the Security Documents, any reimbursement agreements between Borrower and the Letter of Credit Issuer, all other agreements, certificates, documents, instruments and other writings executed in connection herewith, and any documents, agreements or instruments related to cash management and treasury management services provided to the Domestic Borrower and its Subsidiaries by Bank of America, N.A.

                  LOAN OBLIGATIONS - all Indebtedness owing to Letter of Credit Issuer, Administrative Agent or Lenders under the Loan Documents, whether as principal, interest, fees or otherwise, all reimbursement obligations to Letter of Credit Issuer or Lenders with respect to the Letter of Credit Exposure, all other obligations and liabilities to Administrative Agent or Lenders under the Loan Documents and all Rate Hedging Obligations, and any obligations now or hereafter owed to Bank of America, N.A. as provider of cash management and treasury management services to the Domestic Borrower and its Subsidiaries (in each case including all extensions, renewals, modifications, rearrangements, restructures, replacements and refinancings of the foregoing, whether or not the same involve modifications to interest rates or other payment terms), whether now existing or hereafter created, absolute or contingent, direct or indirect, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, including but not limited to the obligation to repay future advances by Administrative Agent or Lenders hereunder, whether or not made pursuant to commitment and whether or not presently contemplated by any Borrower or Guarantor, Administrative Agent or Lenders in the Loan Documents.

                  PRIORITY ADVANCE - any Advance made after the Twelfth Amendment Effective Date, if, after giving effect to such Advance, the sum of (a) the aggregate outstanding principal amount of all Priority Advances plus (b) the aggregate Dollar Equivalent Amount of the Letter of Credit Exposure with respect to all Priority Letters of Credit, exceeds the Priority Threshold Amount.

                  PRIORITY ADVANCE ASSET COVERAGE BASE - the sum of (a) 65% of the outstanding amount due of Eligible Accounts plus (b) 25% of the lower of the cost or market value of Eligible Inventory.

                  PRIORITY ADVANCE ASSET COVERAGE REPORT - a report in the form of Exhibit 13.13.4 attached hereto, certified by the chief financial officer of Domestic Borrower.

                  PRIORITY LETTER OF CREDIT - any Letter of Credit issued after the Twelfth Amendment Effective Date, if, after giving effect to such issuance, the sum of (a) the aggregate outstanding principal amount of all Priority Advances plus (b) the aggregate Dollar Equivalent Amount of the Letter of Credit Exposure with respect to all Priority Letters of Credit, exceeds the Priority Threshold Amount.

                  PRIORITY THRESHOLD AMOUNT - $53,000,000 less the net proceeds of equity issuances received on the Twelfth Amendment Effective Date to the extent that the gross proceeds thereof exceeds $22,400,000.

                  RESTRUCTURING CHARGES - for any period of calculation, without duplication, and excluding any costs paid out of the proceeds of sale or other disposition of assets, any costs whether paid in cash or reserved in accordance with Generally Accepted Accounting Principles related to severance costs associated with workforce reductions, personnel relocation costs, idle facility costs, and non-cash write-downs of fixed assets, provided that during the term of this Agreement the aggregate amount thereof shall not exceed $11,000,000 and the cash amount thereof shall not exceed $8,200,000.

                  TWELFTH AMENDMENT EFFECTIVE DATE - the date on which all conditions precedent to the Twelfth Amendment to Fourth Amended and Restated Credit Facilities Agreement (the "Twelfth Amendment") are satisfied.

                  (t) Exhibit 13.13 to the Credit Agreement is amended and restated in the form of, and all references in the Credit Agreement to
         Exhibit 13.13 are hereby deemed to be references to, the attached
         Exhibit 13.13.

                  (u) A new Exhibit 13.13.4 is hereby added to the Credit Agreement in the form of, and all references in the Credit Agreement to
         Exhibit 13.13.4 are hereby deemed to be references to, the attached
         Exhibit 13.13.4.

         4. LIMITED CONSENT. Subject to the covenants, terms and conditions set forth in this Amendment, the Lenders hereby consent to the restructuring of those certain 7.16% Convertible Preferred Securities (the "Preferred Securities") of DT Capital Trust (the "Trust") and the related junior subordinated debentures of the Domestic Borrower held by the Trust so that, among other things, $35,000,000 principal of the outstanding Preferred Securities are converted into or otherwise exchanged for 4,375,000 shares of the Domestic Borrower's common stock, par value $0.01 per share (the "Common Stock"), the $15,085,254 in accrued paid-in-kind distributions on the Preferred Securities as of March 31, 2002 are converted into or otherwise exchanged for 1,885,658 shares of Common Stock, the conversion price of the remaining $35,000,000 of outstanding Preferred Securities (and the related junior subordinated debentures of the Domestic Borrower held by the Trust) is lowered to $14.00 per share, distributions on the Preferred Securities do not accrue after March 31, 2002, until no earlier than July 3, 2004, and the maturity date of the Preferred Securities is accelerated to a date no earlier than May 31, 2008, and all other terms thereof are satisfactory to the Administrative Agent in its sole discretion (the "TIDES Restructure"). The consent set forth in this
Section 4 is limited to the extent specifically set forth above and no other terms, covenants or provisions of the Credit Agreement are intended to be effected hereby.

         5. AMENDMENT FEE. Borrower shall pay to the Administrative Agent, for the pro rata benefit of each Lender, an amendment fee (the "Amendment Fee"), earned and due and payable as of the date of this Amendment, which fee shall be equal to the product of (a) 1.00% multiplied by (b) an amount equal to the sum of (i) such Lender's portion of the Commitment after giving effect to the reduction thereof on the effective date of this Amendment, plus (ii) the aggregate amount of the Canadian Term Loan owed to such Lender as of the effective date of this Amendment.

         6. FACILITY FEE. Borrower shall pay to the Administrative Agent, for the pro rata benefit of each Lender, a facility fee equal to the product of (a) 2.00% multiplied by (b) an amount equal to the sum of (i) such Lender's portion of the Commitment after giving effect to the reduction thereof on the effective date of this Amendment, plus (ii) the aggregate amount of the Canadian Term Loan owed to such Lender as of the effective date of this Amendment. Such facility fee shall be fully earned and due and payable as of the date of this Amendment, but payment thereof shall be made in two equal installments and shall be deferred until July 2, 2003, and June 2, 2004, provided that, in each case that payment of such fee shall be forgiven if Borrower causes the Loan Obligations to be paid, in full, and all commitments to lend under the Credit Agreement to be cancelled, before the date such facility fee is payable. Borrower hereby acknowledges and agrees that failure to make any such installment payment shall constitute an immediate Event of Default.

         7. ACKNOWLEDGMENT OF THE BORROWER. The Borrower acknowledges and agrees that the Lenders executing this Amendment have done so in their sole discretion and without any obligation. The Borrower further acknowledges and agrees that any action taken or not taken by the Lenders or the Administrative Agent prior to, on or after the date hereof shall not constitute a waiver or modification of any term, covenant or provision of any Loan Document (other than with respect to the Existing Events of Default) or prejudice any rights or remedies which the Administrative Agent or any Lender now has or may have in the future under any Loan Document, Applicable Law or otherwise, all of which rights and remedies are expressly reserved by the Administrative Agent and the Lenders.

         8. SUBSIDIARIES' ACKNOWLEDGMENT. By signing below, each of the Domestic Borrower's Subsidiaries which has executed a guaranty of the Loan Obligations
(a) consents and agrees to this Amendment's execution and delivery, (b) ratifies and confirms its obligations under its guaranty, (c) acknowledges and agrees that its obligations under its guaranty are not released, diminished, impaired, reduced, or otherwise adversely affected by this Amendment, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its guaranty.

         9. RELEASE.

                  (a) Upon this Amendment becoming effective, the Domestic Borrower and each of its Subsidiaries hereby unconditionally and irrevocably remises, acquits, and fully and forever releases and discharges the Administrative Agent and the Lenders and all respective affiliates and subsidiaries of the Administrative Agent and the Lenders, their respective officers, servants, employees, agents, attorneys, principals, directors and shareholders, and their respective heirs, legal representatives, successors and assigns (collectively, the "Released Lender Parties") from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities (collectively, the "Borrower Claims") of any nature whatsoever, whether now known, suspected or claimed, whether arising under common law, in equity or under statute, which the Domestic Borrower or any of its Subsidiaries ever had or now has against the Released Lender Parties which may have arisen at any time on or prior to the date of this Amendment and which were in any manner related to any of the Loan Documents or the enforcement or attempted enforcement by the Administrative Agent or the Lenders of rights, remedies or recourses related thereto.

                  (b) Upon this Amendment becoming effective, the Domestic Borrower and each of its Subsidiaries covenants and agrees never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Released Lender Parties any action or other proceeding based upon any of the Borrower Claims which may have arisen at any time on or prior to the date of this Amendment and were in any manner related to any of the Loan Documents.

                  (c) The agreements of the Domestic Borrower and each of its Subsidiaries set forth in this Section 9 shall survive termination of this Amendment and the other Loan Documents.

         10. REPRESENTATIONS AND WARRANTIES. By its execution and delivery hereof, the Borrower represents and warrants to the Lenders that, as of the date hereof:

                  (a) after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as if made on and as of such date; and

                  (b) after giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

         11. CONDITIONS OF EFFECTIVENESS. Except as expressly set forth in
Section 1 above with respect to certain waivers which shall become effective immediately upon execution of this Amendment, this Amendment shall not be effective unless and until all corporate actions of Borrower and the Significant Subsidiaries taken in connection herewith and the transactions contemplated hereby shall be satisfactory in form and substance to Administrative Agent and Lenders, and each of the following conditions precedent shall have been satisfied; provided that all such conditions precedent must be satisfied on or before July 2, 2002, or the agreements of the Administrative Agent and the Lenders herein shall terminate:

                  (a) All reasonable out-of-pocket fees and expenses in connection with the Loan Documents, including this Amendment, including legal and other professional fees and expenses incurred on or prior to the date of this Amendment by Administrative Agent or any Lender, including, without limitation, the fees and expenses of Winstead Sechrest & Minick P.C. and Arthur Andersen L.L.P., shall have been paid.

                  (b) Administrative Agent shall have received each of the following:

                           (i) a certificate of the Borrower, in form and
                  substance satisfactory to Administrative Agent, Required Lenders and Administrative Agent's counsel, certifying (A) as to the accuracy in all material respects, after giving effect to this Amendment, of the representations and warranties set forth in the Credit Agreement, this Amendment and the other Loan Documents, and (B) that there exists no Default or Event of Default, after giving effect to this Amendment, and the execution, delivery and performance of this Amendment will not cause a Default or Event of Default;

                           (ii) payment of the Amendment Fee;

                           (iii) certified copies of resolutions of the boards
                  of directors of the Domestic Borrower and each Significant Subsidiary authorizing the transactions contemplated by this Amendment;

                           (iv) documentation in form and substance satisfactory
                  to the Lenders evidencing the TIDES Restructure, and evidence satisfactory to the Lenders that the equity conversion contemplated by such documents has been consummated;

                           (v) evidence satisfactory to the Lenders that the
                  Domestic Borrower has raised no less than $18,800,000 in gross proceeds in new equity from certain existing shareholders upon terms and conditions reasonably satisfactory to the Administrative Agent (the "Subject Equity Issuance");

                           (vi) prepayment of the Aggregate Revolving Loan in an
                  amount equal to 100% of the proceeds (net of reasonable fees, taxes and other expenses of closing) from the Subject Equity Issuance;

                           (vii) no event or circumstance shall have occurred or
                  arisen as a result of a loss of a significant customer or revenue stream prior to the date hereof which would have a Material Adverse Effect; and

                           (viii) such other documents, certificates and
                  instruments as the Administrative Agent shall require prior to the date hereof.

                  (c) The Administrative Agent shall have received payment of its agency fee.

                  (d) The Administrative Agent shall have received a Priority Advance Asset Coverage Report dated as of a date proximate to the Twelfth Amendment Effective Date, together with such supporting information with respect thereto as may be reasonably required by the Administrative Agent.

         12. REFERENCE TO CREDIT AGREEMENT. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended by this Amendment.

         13. COUNTERPARTS; EXECUTION VIA FACSIMILE. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be validly executed and delivered by facsimile or other electronic transmission.

         14. GOVERNING LAW: BINDING EFFECT. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and shall be binding upon the Borrower, the Administrative Agent, each Lender and their respective successors and assigns.

         15. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         16. LOAN DOCUMENT. This Amendment is a Loan Document and is subject to all provisions of the Credit Agreement applicable to Loan Documents, all of which are incorporated in this Amendment by reference the same as if set forth in this Amendment verbatim.

         17. NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as the date first above written.

DT INDUSTRIES, INC.,                      KALISH INC. formerly Kalish Canada
a Delaware corporation                             Inc., a New Brunswick, Canada
                                                   corporation


By: /s/ Authorized Signature              By: /s/ Authorized Signature
   -----------------------------------       -----------------------------------
Name:                                     Name:
      --------------------------------          --------------------------------
Title:                                    Title:
       -------------------------------           -------------------------------


DT CANADA INC.,                           ASSEMBLY TECHNOLOGIE &
a New Brunswick, Canada corporation                AUTOMATION GMBH, a German
                                                   limited liability company


By: /s/ Authorized Signature              By: /s/ Authorized Signature
   -----------------------------------       -----------------------------------
Name:                                     Name:
      --------------------------------             -----------------------------
Title:                                    Title:
       -------------------------------           -------------------------------


DT INDUSTRIES (UK) II LIMITED,
a corporation of England and Wales


By: /s/ Authorized Signature
   -----------------------------------
Name:
      --------------------------------
Title:
       -------------------------------

BANK OF AMERICA, N.A., formerly              DRESDNER BANK AG, NEW YORK
NationsBank, N.A., as Administrative Agent            AND GRAND CAYMAN
and a Lender                                          BRANCHES


By: /s/ William E. Livingston, IV            By: /s/ Authorized Signature
   ---------------------------------------      --------------------------------
         William E. Livingstone, IV          Name:
         Managing Director                        ------------------------------
                                             Title:
                                                   -----------------------------

                                             By: /s/ Authorized Signature
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

BEAR, STEARNS & CO. INC.                     THE BANK OF NOVA SCOTIA


By: /s/ Authorized Signature                 By: /s/ Authorized Signature
   ---------------------------------------      --------------------------------
Name:                                        Name:
     -------------------------------------        ------------------------------
Title:                                       Title:
      ------------------------------------         -----------------------------

WILLIAM E. SIMONS & SONS SPECIAL             U.S. BANK, NATIONAL
SITUATION PARTNERS, L.P.                     ASSOCIATION



By: /s/ Authorized Signature                 By: /s/ Authorized Signature
   ---------------------------------------       -------------------------------
Name:                                        Name:
     -------------------------------------         -----------------------------
Title:                                       Title:
      ------------------------------------          ----------------------------

GENERAL ELECTRIC CAPITAL CORPORATION


By: /s/ Authorized Signature
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------

NATIONAL CITY BANK


By: /s/ Authorized Signature
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------

ACKNOWLEDGED AND AGREED:

ADVANCED ASSEMBLY AUTOMATION, INC.


By: /s/ Authorized Signature
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------

ASSEMBLY TECHNOLOGY & TEST, INC.


By: /s/ Authorized Signature
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------

DETROIT TOOL AND ENGINEERING COMPANY


By: /s/ Authorized Signature
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------

DTI LEBANON SUBSIDIARY, INC.


By: /s/ Authorized Signature
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------

HANSFORD MANUFACTURING CORPORATION


By: /s/ Authorized Signature
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------

PHARMA GROUP, INC.


By: /s/ Authorized Signature
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------

MID-WEST AUTOMATION ENTERPRISES, INC.


By: /s/ Authorized Signature
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------

MID-WEST AUTOMATION SYSTEMS, INC.


By: /s/ Authorized Signature
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------

SENCORP SYSTEMS, INC.


By: /s/ Authorized Signature
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------

VANGUARD TECHNICAL SOLUTIONS, INC.


By: /s/ Authorized Signature
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------

ARMAC INDUSTRIES CO.


By: /s/ Authorized Signature
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------

ASSEMBLY MACHINES, INC.


By: /s/ Authorized Signature
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------